As filed with the Securities and Exchange Commission on October 31, 2018

Registration No. 333-226871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADOMANI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0774222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4740 Green River Road, Suite 106

Corona, California 92880

(949) 200-4613

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

————————

Michael K. Menerey

Chief Financial Officer

4740 Green River Road, Suite 106

Corona, California 92880

(951) 407-9860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

————————

 Copy to:

Michael A. Hedge

Matthew A. Susson

K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, California 92614
(949) 253-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of ADOMANI, Inc. (File No. 333-226871), initially filed on August 16, 2018 (the “Registration Statement”), is being filed as an exhibit-only filing to file an updated consent of MaloneBailey, LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement and are incorporated herein by reference.

			Incorporated by Reference
Exhibit				Filing		Filed
Number	Description of Exhibit	Form	File No.	Date	Exhibit	Herewith
1.1+	Form of Underwriting Agreement
4.1	Specimen Common Stock Certificate	S-1/A	333-220983	12/15/2017	4.1
4.2	Common Stock Purchase Warrant, dated June 26, 2017, issued to Boustead Securities, LLC	10-Q	001-38078	8/14/2017	4.1
4.3	Common Stock Purchase Warrant, dated June 19, 2017, issued to Redwood Group International Limited	10-Q	001-38078	8/14/2017	4.2
4.4	Form of Common Stock Purchase Warrant, dated January 5, 2018	8-K	001-38078	1/8/2017	4.1
4.5	Form of Placement Agent Warrant, dated January 5, 2018	8-K	001-38078	1/8/2017	4.2
4.6+	Form of Preferred Stock Certificate
4.7+	Form of Certificate of Designation of Preferred Stock
4.8	Form of Indenture	S-3	333-226871	8/16/2018	4.8
4.9+	Form of Debt Security
4.10+	Form of Warrant Agreement, including form of Warrant Certificate
4.11+	Form of Unit Agreement and Unit Certificate, if any
4.12+	Form of Right Agreement and Right Certificate, if any
5.1	Opinion of K&L Gates LLP, counsel to the Company	S-3	333-226871	8/16/2018	5.1
9.1	Voting Trust Agreement, by and among Provident Trust Group FBO Cornelia P. Doherty ROTH IRA, Connie Doherty Living Trust Dated May 1, 1996, Gary Nettles as Voting Trustee, and the Company, dated March 20, 2017	1-A/A	024-10656	4/7/2017	5.1
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges	S-3	333-226871	8/16/2018	12.1
23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm					X
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)	S-3	333-226871	8/16/2018	23.2
24.1	Power of Attorney	S-3	333-226871	8/16/2018
25.1*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

+	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
*	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California on October 31, 2018.

ADOMANI, INC.

By:	/s/ James L. Reynolds
James L. Reynolds
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James L. Reynolds James L. Reynolds	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	October 31, 2018

/s/ Michael K. Menerey Michael K. Menerey	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 31, 2018

* Gary W. Nettles	Director	October 31, 2018

* Janet L. Boydell	Director	October 31, 2018

* John F. Perkowski	Director	October 31, 2018

*By:	/s/ Michael K. Menerey
Michael K. Menerey
Attorney-in-Fact

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